Exhibit 10.25
AMENDMENT NO. TWO
FERGUSON ENTERPRISES, INC.
EXECUTIVE RETIREMENT PLAN II
THIS AMENDMENT NO, TWO is made effective as of the 1st day of January, 2013, by FERGUSON ENTERPRISES, INC. (the “Corporation”), a Virginia corporation.
WHEREAS, initially effective January 1, 2005, the Corporation adopted the Ferguson Enterprises, Inc. Executive Retirement Plan II (the “Plan”); and
WHEREAS, pursuant to Section 9.3 of the Plan, the Corporation reserved the right to amend the Plan and now desires to do so, effective January 1, 2013.
NOW, THEREFORE, the Corporation hereby amends the Plan, effective January 1, 2013, as follows:
    1,    Section 1,38 (“Years of Service”) of the Plan is deleted in its entirety, and the following is substituted in lieu thereof:
1.38 “Years of Service” means the number of 12-month periods of continuous employment with the Participant’s Employer (or, if more than one, Employers) completed by the Participant between the Participant’s date of hire and date of termination of employment, calculated with reference to the Participant’s original date of hire by an Employer and anniversaries thereof; provided however, that any Participant employed by a business organization or unit acquired by an Employer (“Predecessor Employer”) who was employed by such Predecessor Employer on the date of such acquisition shall receive vesting credit under the Plan for all service such Participant completed for such Predecessor Employer prior to its acquisition by an Employer, calculated with reference to the Participant’s original date of hire by the Predecessor Employer and anniversaries thereof.
    2.    In all other respects, the Plan as originally adopted is hereby ratified and affirmed.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, has caused this Amendment No. Two to be executed as of the day and year first above written.

FERGUSON ENTERPRISES, INC.
By: /s/ Terry E. Hall
Terry E. Hall, Senior Vice President

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